UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
  Darby Acquisition Corporation (Name of small business issuer in its charter)

Delaware                              6770                   ###-##-####
----------------------     ----------------------------      -------------------
(State or Jurisdiction     (Primary Standard Industrial      (I.R.S. Employer
of Incorporation or        Classification Code Number)       Identification No.)
Organization)

                          Darby Acquisition Corporation
                          16 Corporate Woods Boulevard
                             Albany, New York 12211
                                 (518) 432-7270
          (Address and telephone number of principal executive offices)

                          Darby Acquisition Corporation
                          16 Corporate Woods Boulevard
                             Albany, New York 12211
(Address of Principal place of business or intended principal place of business)

                            Whiteman Osterman & Hanna
                               One Commerce Plaza
                             Albany, New York 12260
                                 (518) 487-7600
                              Matthew P. Hoff, Esq.
           (Name, address, and telephone number of agent for service)

APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement and Prospectus.


     We may amend this registration statement on such date or dates as may be necessary to delay its effective date until we file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on a date that the SEC, acting pursuant to said Section 8(a), may determine.

                         CALCULATION OF REGISTRATION FEE



Title of Each Class of     Amount          Proposed           Proposed
Securities Being           Being           Maximum            Maximum
Registered                 Registered      Offering Price     Aggregate
                                           Per Share (1)      Offering Price (1)
Shares of Common Stock     300,000         $10.00             $3,000,000
TOTAL                      300,000         $10.00             $3,000,000


     (1) Estimated for purposes of computing the registration fee pursuant to Rule 457.

                        Cross Reference Sheet Showing the
                      Location In Prospectus of Information
                         Required by Items of Form SB-2

Part I. Information Required in Prospectus

Item No.           Required Item                Location or Caption
--------           -------------                -------------------

1.         Front of Registration Statement      Front of Registration
           and Outside Front Cover of           Statement and outside
           Prospectus                           front cover of Prospectus

2.         Inside Front and Outside Back        Inside Front Cover Page
           Cover Pages of Prospectus            of Prospectus and Outside
                                                Front Cover Page of Prospectus

3.         Summary Information and Risk         Prospectus Summary;
           Factors                              High Risk Factors

4.         Use of Proceeds                      Use of Proceeds

5.         Determination of Offering            Prospectus Summary -
           Price                                Determination of Offering Price;
                                                High Risk Factors

6.         Dilution                             Dilution

7.         Selling Security Holders             Not Applicable

8.         Plan of Distribution                 Plan of Distribution

9.         Legal Proceedings                    Litigation

10.        Directors, Executive Officers,       Management
           Promoters and Control Persons

11.        Security Ownership of Certain        Principal Stockholders
           Beneficial Owners and Management     of Common Stock

12.        Description of Securities            Description of Securities

13.        Interest of Named Experts and        Legal Opinions; Experts
           Counsel

14.        Disclosure of Commission Position    Statement as to
           on Indemnification                   Indemnification for
                                                Securities Act Liabilities

15.        Organization Within Last             Management, Certain
           Five Years                           Transactions

16.        Description of Business              Proposed Business,
                                                Remuneration

17.        Management's Discussion and          Proposed Business -
           and Analysis or Plan of Operation    Plan of Operation

18.        Description of Property              Proposed Business

19.        Certain Relationships and Related    Certain Transactions
           Transactions

20.        Market for Common Stock and          Prospectus Summary,
           Related Stockholder Matters          Market for Registrant's Common
                                                Stock and Related Stockholders
                                                Matters; Shares Eligible for
                                                Future Sale.

21.        Executive Compensation               Remuneration

22.        Financial Statements                 Financial Statements

23.        Changes in and Disagreements         Not Applicable
           with Accountants on Accounting
           and Financial Disclosure

                                   PROSPECTUS

                          Darby Acquisition Corporation
                            (A Delaware Corporation)

           300,000 Shares of Common Stock Offered at $10.00 per Share

     Darby Acquisition Corporation is offering for sale 300,000 shares of $.001 par value common stock for $10.00 per share. We will sell the shares on a "best-efforts" basis for a period of up to one hundred eighty days (180) days and will not use a professional underwriter or securities dealer. We will conduct the offering on a minimum-maximum basis for a minimum of 50,000 shares and a maximum of 300,000 shares, with the minimum purchase being 250 shares. If we do not receive subscriptions to purchase at least 50,000 shares, we will terminate the offering and return all subscription funds to investors with interest. This is a "blank-check" offering being made in compliance with Rule 419 of Regulation C of the Securities and Exchange Commission. Under this rule, the offering proceeds and the securities to be issued to purchasers will be placed in an escrow account until the offering has been reconfirmed by our shareholders and a business combination or merger is consummated. Because the securities that we are offering constitute "penny stock", certain sales restrictions apply to these securities. (See "Risk Factors", p. 6). The officers, directors and shareholders of the company are Laurance C. Monks and Roger D. Shearer.

     Investing in our common stock involves substantial risks. See "Risk Factors" beginning on page 6. Neither the U.S. Securities and Exchange Commission nor the securities commission of any state has approved or disapproved these securities, nor have they passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense. Prior to this offering, there has been no public market for the common stock of the company. We cannot assure you that any trading market in these securities will ever develop.

                    Shares Offered       Price to Public      Underwriting         Maximum Proceeds
                                                              Discounts and        to Issuer
                                                              Commission
Per Share                                        $10.00                 n/a                  $10.00
Min. Share Amount            50,000              $10.00                 n/a              $50,000.00
Max Share Amount            300,000              $10.00                 n/a           $3,000,000.00

1. Because the issuer's existing shareholder is paying expenses of the offering, proceeds to the issuer are not subject to reduction on account of such expenses.

2. We offer the securities for cash, payable when you subscribe. We will manage the offering and sell the shares without any discounts or other commissions through our officers, according to the safe harbor provisions of Rule 3 a 4 (1) of the Securities Exchange Act of 1934.

3. After we receive investors' funds, we will immediately deposit them in an escrow account which will be maintained by Whiteman Osterman & Hanna, One Commerce Plaza, Albany, New York 12260. All investors' checks or money orders must be made payable to "Whiteman Osterman & Hanna, as Escrow Agent for Darby Acquisition Corporation."

4. The investors' funds will remain as deposited in the escrow account and may not be traded or transferred, except that Federal regulations permit us to withdraw up to 10% of the proceeds of the offering. We intend to ask the escrow agent to release to us up to 10% of the proceeds of the offering.

     We have filed a registration statement relating to these securities with the Securities and Exchange Commission. The information in this prospectus is not complete and may change. We will not sell these securities until the registration statement is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy in any state when the offer or sale is not permitted.

                          Darby Acquisition Corporation
                          16 Corporate Woods Boulevard
                             Albany, New York 12211
                                 (518) 432-7270
                The date of this Prospectus is November 22, 2000.

                                TABLE OF CONTENTS

PROSPECTUS SUMMARY...........................................................1
         The Company.........................................................1
         The Offering .......................................................1
         More About Rule 419 ................................................2
         Risk Factors .......................................................2
         Determination of Offering Price ....................................2
         Use of Proceeds ....................................................2
SUMMARY FINANCIAL INFORMATION................................................3
YOUR RIGHTS AND SUBSTANTIVE PROTECTION UNDER RULE 419........................3
         Deposit of Offering Proceeds and Securities ........................4
         Acquisition Criteria ...............................................5
         Post-Effective Amendment ...........................................5
         Reconfirmation Offering ............................................5
         Release of Securities and Funds ....................................6
HIGH RISK FACTORS............................................................6
DILUTION....................................................................13
USE OF PROCEEDS.............................................................15
CAPITALIZATION..............................................................17
PROPOSED BUSINESS...........................................................17
         History of Organization............................................17
         Plan of Operation..................................................18
         Evaluation of Business Combinations................................20
         Business Combinations..............................................21
         Regulation.........................................................22
         Employees..........................................................23
         Facilities ........................................................23
MANAGEMENT..................................................................24
         Biographies    ....................................................24
         Executive Compensation.............................................24
         Other Blank Check Companies .......................................24
         Conflicts of Interest .............................................24
         Remuneration ......................................................25
         Management Involvement ............................................25
         Management Control ................................................25
STATEMENT AS TO INDEMNIFICATION ............................................25
MARKET FOR THE COMPANY'S COMMON STOCK ......................................26
PRINCIPAL AND SELLING STOCKHOLDERS..........................................27
DESCRIPTION OF SECURITIES...................................................28
         Common Stock ......................................................28
         Future Financing ..................................................28
         Reports to Stockholders ...........................................29
         Dividends .........................................................29

         Transfer Agent ....................................................29
PLAN OF DISTRIBUTION........................................................29
         Method of Subscribing .............................................30
EXPIRATION DATE.............................................................30
LITIGATION..................................................................31
LEGAL OPINIONS..............................................................31
EXPERTS.....................................................................31
FURTHER INFORMATION.........................................................31
FINANCIAL STATEMENTS........................................................32
INFORMATION NOT REQUIRED IN PROSPECTUS......................................40
EXPENSES OF ISSUANCE AND DISTRIBUTION.......................................42
RECENT SALES OF UNREGISTERED SECURITIES.....................................43
EXHIBITS ...................................................................43
UNDERTAKINGS................................................................43

                               PROSPECTUS SUMMARY
                          Darby Acquisition Corporation
                          16 Corporate Woods Boulevard
                             Albany, New York 12211

     The following is a summary of certain information contained in this Prospectus. Because this is a summary, it may not contain all the information that you should consider before purchasing our common stock. You should read the entire prospectus carefully.

The Company

     Darby Acquisition Corporation was incorporated under the laws of the State of Delaware on October 17, 2000 . We are a development stage entity, and have neither engaged in any operations nor generated any revenues to date.

     The company was organized as a vehicle to acquire or merge with another business or company. This type of company is referred to as a "blank check company" as defined in Rule 419 of Regulation C under the Securities and Exchange Act of 1933.

     Management believes that the company's characteristics as an enterprise with liquid assets, nominal liabilities, a registered class of securities and flexibility in structuring will make the company an attractive combination candidate.

     We have not yet identified any specific business or company as acquisition or merger target.

     The company does not intend to engage in the business of investing, reinvesting or trading in securities as its primary business or pursue any business which would render the company an "investment company" pursuant to the Investment Company Act of 1940. Darby Acquisition Corporation will be referred to in this prospectus as "we," "us," "our," or "the company."


The Offering

Securities offered.................................................................300,000 Shares of Common Stock,
                                                                                            $.001 par value, being
                                                                                      offered at $10.00 per Share.
                                                                                    (See "Description Securities".)

Shares of Common Stock outstanding prior to the offering...................................................100,000

Minimum number of Shares of Common Stock to be outstanding after the offering..............................150,000

Maximum number of Shares of Common Stock to be outstanding after the offering...............................400,000

More About Rule 419

     Under Rule 419, investors have certain rights and will receive the substantive protection provided by the Rule. The securities purchased by you and other investors and the funds received in the offering will be deposited and held in an escrow account until an acquisition meeting specific criteria is completed. Before the acquisition can be completed and before the escrow funds and securities can be released to the company and the investors, we will update the registration statement with a post-effective amendment. This will give you and other investors the details of the proposed acquisition or merger. You will then have up to 45 days to reconfirm your investment (See "Your Rights Under Rule 419").

Risk Factors

     An investment in our common stock is highly speculative and involves a high degree of risk. You should not purchase shares in the offering if you expect short-term earnings or appreciation in the value of our company. (See "High Risk Factors" and "Dilution.")

Determination of Offering Price

     The offering price of $10.00 per share has been arbitrarily determined by the company. This price bears no relation to our assets, book value, or any other customary investment criteria, including our prior operating history. Among factors we considered in determining the offering price were estimates of the company's business potential, the limited financial resources of the company, the amount of equity and control desired to be retained by the present shareholders, the amount of dilution to public investors and the general condition of the securities markets.

Use of Proceeds

     If all of the shares are sold, then the gross proceeds of this offering will be $3,000,000. Ten percent of this amount, or $300,000, may be released to the company before you reconfirm your investment in accordance with Rule 419. The balance of the proceeds will be used to defray the expense of a merger or acquisition.

                          SUMMARY FINANCIAL INFORMATION


     The following is a summary of our consolidated financial information. It is derived from our audited financial statements appearing elsewhere in this prospectus and should be read in conjunction with those statements. As the company was incorporated on October 17, 2000 and the date of this prospectus is November 17, 2000, the company's financial information is limited to its balance sheet as of the date of the audited financials.


Statement of Operations Data:
         Net Revenues..................................................  $   -0-
         Net Loss...................................................... ($1,000)
         Net Loss Per Share............................................ ($ .01 )
         Shares Outstanding............................................  100,000

                             As of October 31, 2000


Balance Sheet Data                              Pro-forma After Offering
                                       If Maximum Sold(1)    If Minimum Sold(2)
Working Capital            $10,000        $3,010,000             $510,000
Total Assets               $10,000        $3,010,000             $510,000
Long-Term Debt             $ - 0 -        $ - 0 -                $ - 0 -
Total Liabilities          $ - 0 -        $ - 0 -                $ - 0 -
Shareholder's Equity       $10,000        $3,010,000             $510,000


--------

(1) Assuming that the maximum number of shares of common stock are sold, $2,700,000 of this amount will be restricted pursuant to Rule 419. Upon the sale of the maximum number of shares of common stock in this offering, the company will receive deposited funds of approximately $3,000,000, all of which must be deposited in the escrow account of the deposited funds. We may, however, use $300,000 of the deposited funds as capital in order to seek a business combination. We intend to request release of these funds from escrow.

(2) Assuming that the minimum number of shares of common stock are sold, $450,000 of this amount will be restricted pursuant to Rule 419. Upon the sale of the minimum number of shares of common stock in this offering, the company will receive deposited funds of approximately $500,000, all of which must be deposited in the escrow account of the deposited funds. We may, however, use $50,000 of the deposited funds as capital in order to seek a business combination. We intend to request release of these funds from escrow.

YOUR RIGHTS AND SUBSTANTIVE PROTECTION UNDER RULE 419

Deposit of Offering Proceeds and Securities

     Rule 419 requires that offering proceeds after deduction for underwriting commissions, underwriting expenses and dealer allowances, if any, and the securities purchased by investors in this offering, be deposited into an escrow or trust account. Under Rule 419, the escrowed funds and securities will be released to the company and to the investors, only after the company has met the following three basic conditions.

     o First, we must execute an agreement for an acquisition meeting certain prescribed criteria.

     o Second, we must file a post-effective amendment to the Registration Statement which gives you the opportunity to reconfirm your investment. The post-effective amendment must also contain information regarding the acquisition candidate and its business, including audited financial statements.

     o Third, we must conduct the reconfirmation offer and satisfy all of the prescribed conditions, including the condition that a certain minimum number of investors must elect to remain investors.

     After we submit a signed representation to the escrow agent that these conditions 419 have been met and after the acquisition or merger is consummated, the escrow agent can release the escrowed funds and securities.

     Accordingly, the company has entered into an escrow agreement with Whiteman Osterman & Hanna which provides that:

     (1) The proceeds will be deposited into the escrow account promptly upon receipt. Rule 419 permits 10% of the escrowed funds to be released to the company before the reconfirmation offering. The escrowed funds and any dividends or interest they earn, if any, are to be held for the sole benefit of the investors and can only be invested in bank deposits, in money market mutual funds or federal government securities or securities for which the principal or interest is guaranteed by the federal government.

     (2) All securities issued in connection with the offering and any other securities issued with respect to such securities, including securities issued with respect to stock splits, stock dividends or similar rights are to be deposited directly into the escrow account promptly upon issuance. The identity of the investor is to be included on any stock certificate or other document evidencing the securities. The securities held in the escrow account will remain as issued, and will be held for the sole benefit of the investors who retain the voting rights, if any, with respect to the securities held in their names. The securities held in the escrow account may not be transferred or disposed of, nor may any interest be created in them other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986, as amended, or Table 1 of the Employee Retirement Income Security Act.

     (3) Warrants, convertible securities or other derivative securities, if any, relating to securities held in the escrow account may be exercised or converted in accordance with their terms; provided that, however, the securities received upon exercise or conversion together with any cash or other consideration paid in connection with the exercise or conversion are to be promptly deposited into the escrow account.

Acquisition Criteria

     Rule 419 requires that before the funds and the securities in the escrow account can be released, we must first execute an agreement to acquire an acquisition candidate that meets certain specified criteria. The agreement must provide for the acquisition of a business or assets whose fair value represents at least 80% of the maximum proceeds of this offer. The agreement must include, as a precondition to closing, a requirement that the number of investors representing 80% of the maximum offering proceeds must elect to reconfirm their investment. For purposes of the offering, the fair value of the business or assets to be acquired must be at least $400,000 (80% of $500,000) if the minimum number of shares of our stock are sold, or $2,400,000 (80% of $3,000,000) if the maximum number of shares are sold.

Post-Effective Amendment

     Once we execute the agreement to acquire or merge with a business that meets the above criteria, we must update the registration statement with a post-effective amendment. The post- effective amendment must contain information about the proposed acquisition or merger candidate and its business, including audited financial statements, the results of this offering and the use of the funds disbursed from the escrow account. The post-effective amendment must also include the terms of the reconfirmation offer required by Rule 419. The reconfirmation offer must include certain prescribed conditions which must be satisfied before the offering proceeds and securities can be released from escrow.

Reconfirmation Offering

     The reconfirmation offer must commence after the effective date of the post-effective amendment. Under Rule 419, the terms of the reconfirmation offer must include the following conditions:

     (1) The prospectus contained in the post-effective amendment will be sent to each investor whose securities are held in the escrow account within 5 business days after the effective date of the post-effective amendment.

     (2) Each investor will have no fewer than 20 and no more than 45 business days from the effective date of the post-effective amendment to notify us in writing that the investor elects to remain an investor.

     (3) If we do not receive written notification from any investor within 45 business days following the effective date, the pro rata portion of the funds (and any related interest or dividends) held in the escrow account on the investor's behalf will be returned to the investor within 5 business days by first class mail or other equally prompt means.

     (4) The acquisition or merger will be consummated only if investors representing 80% of the offering proceeds ($400,000 if the minimum number of shares are sold in this offering, $2,400,000 if the maximum number of shares are sold) elect to reconfirm their investment.

     (5) If we have not consummated an acquisition or merger by within 18 months from the date of this prospectus, the funds held in the escrow account shall be returned to all investors on a pro rata basis within 5 business days by first class mail or other equally prompt means.

Release of Securities and Funds

     The funds will be  released to us, and the  securities  will be released to you and other investors after the escrow agent has received a signed representation from the company and any other evidence acceptable by the escrow agent that:

o    We have executed an agreement for an acquisition or merger;

o The fair market value of the acquisition or merger candidate represents at least 80% of the maximum offering proceeds;

o    We have filed the required post-effective amendment;

o The post-effective amendment has been declared effective, that the mandated reconfirmation offer having the conditions prescribed by Rule 419 has been completed and that the company has satisfied all of the prescribed conditions of the reconfirmation offer.

                                HIGH RISK FACTORS

     There is a high degree of risk associated with an investment in our common stock. You should know that our business, financial condition or results of operations, and especially, that of any business we acquire, could be materially and adversely affected by any of the following risks. Consequently, the shares we are offering should be purchased only by investors who can afford to lose their entire investment. Carefully consider these factors before considering the purchase of the shares.

     1. We anticipate a change in control and management. Upon the completion of this offering, our sole existing shareholder will own approximately sixty-six per cent (66%) of our common stock if the minimum number of shares are sold in this offering, and twenty-five per cent (25%) if the maximum number of shares are sold. However, once we merge with or acquire another business, we anticipate that we will have to issue to that entity an amount of our common stock which will comprise a majority of the issued and outstanding shares of our common stock. This will likely result in a change of control in the company. In addition, the company's present officers and directors will likely resign or be removed. We cannot assure you of the experience or qualification of new management either in the operation of the company's activities or in the operation of the business, assets or property being acquired.

     2. We are a development stage company with no record for you to evaluate. The company was incorporated in the State of Delaware on October 17, 2000 and has had no operations to date. The company was formed to serve as a vehicle to effect a business combination. We cannot assure you that the company's intended acquisition or merger activities will succeed or be profitable. Since we have not yet attempted to seek a business combination, and due to our lack of experience, there is only a limited basis upon which to evaluate the company's prospects for achieving its intended business objectives. We face all risks which are associated with any new business. Any investment in these securities should be considered an extremely high risk investment.

     3. We have some discretion in use of the proceeds. 90% of the net proceeds of this offering must be held in escrow until we enter into a business combination, which must occur within 18 months of the effective date of this offering. The funds from this offering may not be sufficient to fund the company's search for a merger or acquisition candidate. Rule 419 permits 10% of the net proceeds of the offering to be disbursed to the company from the escrow account before we enter into an acquisition or merger. We intend to request release of this money. If we do not request release of these funds, we will receive these funds in the event we enter into an acquisition or merger.

     4. You will have no access to your money while it is in escrow. We are offering for sale 300,000 shares, at $10.00 per Share. The maximum offering period is 180 days. No one has committed to purchase any portion of these securities. You will have no right to the return or the use of your money and you cannot earn interest on it until conclusion of the offering. Your money (minus payments for expense amounts, if any, which are permitted by Rule 419) may remain in the escrow account, and will not earn interest. You will have no right to the return of or the use of their funds for a period of 18 months from the effective date.

     Investors will be offered return of their pro rata portion of the funds held in escrow only in connection with the reconfirmation offering. If the company is unable to find an acquisition or merger target, you will have to wait 18 months from the effective date before a pro rata portion of your money is returned without interest.

     5. We will not be able to consummate an acquisition or merger if enough investors do not reconfirm their investment. Under Rule 419, investors representing 80% of the maximum offering proceeds must reconfirm their investments in order for us to merge with or acquire a business. Otherwise, the business combination will not be consummated, none of the securities held in escrow will be issued and the escrowed funds will be returned to investors on a pro rata basis.

     6. We have extremely limited capital. As of October 31, 2000, we had assets of $10,000 and no liabilities. If we sell the maximum number of shares offered, we will receive $3,000,000 in proceeds. We may use $300,000 of that amount as capital to seek a business combination. If we sell the minimum number of shares, we will receive $500,000 in proceeds and may use $50,000 as capital to seek a business combination. We will use the money in the company's treasury to pay the costs of conducting the company's business activities. Assuming suitable prospects are identified, if ever, the company may be unable to complete an acquisition or merger due to a lack of sufficient funds. For example, this may occur if a target company insists the company obtain additional capital. Therefore, we may need additional financing in order to consummate a business combination. Such financing may consist of the issuance of debt or equity securities. We cannot assure you that such funds will be available, that they will be available on terms acceptable to us.

     7. The escrowed securities may not be sold. You will not be able to transfer the escrowed securities except by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order (divorce proceedings) as that term is defined by the Internal Revenue Code of 1986, or Title 7 of the Employee Retirement Income Security Act. The law prohibits you from selling or offering to sell the securities held in the escrow account other than in divorce proceedings. Therefore, any contract which obligates you to deliver the securities (e.g., contract for sale on a "when as" and "if used" basis) are prohibited. You also may not sell any interest in the securities or any derivative securities whether or not physical delivery is required.

     8. There may not be a public market for the shares you buy. Under Rule 419, all securities issued by a blank check company must be placed in an escrow account. These securities will not be released from escrow until we identify a merger or acquisition candidate and complete the transaction. There is no present market for the common stock of the company and we cannot assure you that any active and liquid public trading market will develop after the securities are released from escrow. Therefore, you may find it difficult to sell your shares. To date, we have not asked any broker dealer to act as a market maker for our common stock. We do not intend to seek a market maker for our common stock until you and other investors reconfirm your investments in this offering and we enter into an acquisition or merger.

     9. We are at a competitive disadvantage in seeking business combinations. To date, we have not selected any particular industry in which to concentrate our merger or acquisition efforts. In relation to our competitors, we are an insignificant participant in the business of seeking business combinations. Many established and well-financed entities, including venture capital firms, have recently increased their merger and acquisition activities. Nearly all of them have significantly greater financial resources, technical expertise and managerial capabilities than we do.

Consequently, we will be at a competitive disadvantage in identifying suitable merger or acquisition candidates and successfully consummating a merger or acquisition. Also, we will be competing with a large number of other small, blank check companies.

     10. The time to be devoted by management to the affairs of Darby Acquisition Corporation will be limited and could be inadequate. Our officers and directors are engaged in business activities outside of the company, and will only devote what time they can to our affairs. Their priority will be their responsibilities in their full-time occupation.

     11. Our management may face conflicts resulting from involvement in other businesses. Because our directors and officers are primarily engaged in business outside the company, they may have a conflict of interest with our pursuit of business combinations. In an effort to avoid such conflicts, we will adopt a procedure whereby a special meeting of our shareholders will be called to vote on a business combination with an affiliated entity. Shareholders who also hold securities of that affiliated entity will be required to vote their shares of our stock in the same proportion as our publicly-held shares are voted. This procedure will be in the form of an oral agreement between management and the company. Our officers and directors are not currently involved in other blank check companies. However, potential conflicts of interest may result if and when any officer of the company becomes an officer or director of another company, especially another blank check company.


     12. Our Certificate of Incorporation, Bylaws and Minutes do not require our officers and directors to disclose to the company merger or acquisition candidates that come to their attention. The officers and directors do, however, have a fiduciary duty of loyalty to the company to disclose to the company any target businesses that they discover, even if they learn about it through their involvement as an officer and director of another company. We will not purchase the assets of any company which is beneficially owned by any officer, director, promoter or affiliate or associate of this company. Management will examine a target business's financial statements, its assets and liabilities and its projections for future growth.

     13. We could acquire a business in which one of our insiders has an interest. The company may acquire a business in which the company's promoters, management or their affiliates own a beneficial interest. If this happens, the transaction may be considered a related party transaction not at arms-length. We are not presently planning a related party transaction. If we consider a related party transaction sometime in the future, we intend to seek shareholder approval. However, shareholders objecting to any such related party transaction will be able only to request the return of the pro-rata portion of their invested funds held in escrow in connection with the reconfirmation offering to be conducted in accordance with Rule 419 upon execution of the acquisition agreement.

     14. There are possible disadvantages of a blank check offering. We might acquire or merge with a company which does not need substantial additional capital but which wants to establish a public trading market for its shares. A company seeking to consolidate its operations through a merger, reorganization, asset acquisition, or some other form of combination with us may want to do so to avoid the adverse consequences of undertaking a public offering themselves. Their reasoning may include factors such as time delays, significant expense, loss of voting control and their inability or unwillingness to comply with various federal and state laws enacted for the protection of investors. In making an investment in us you may be doing so under terms which may ultimately be less favorable than making an investment directly in a company with a specific business.

     15. We have not researched or identified an acquisition or merger candidate. The company has not conducted nor received the results of market research concerning the feasibility of a business combination with a specific target business. Therefore, management is not sure that market demand exists for an acquisition or merger as contemplated by the company. Management has not selected any particular industry or specific business within an industry to evaluate. There is no assurance the company will be able to form a business combination on terms favorable to the company.

     16. Our success is dependent on management. Our officers and directors have limited experience in the business activities in which we intend to engage. While they believe they have sufficient experience to implement our plan, there is no assurance that additional managerial assistance will not be required. Our success depends on the active participation of our officers. They have not entered into an employment agreement with the company and are not expected to do so in the foreseeable future. We have not obtained key man life insurance on our officers and directors.


     17. We have not yet identified an acquisition or merger candidate. As of the date of this prospectus, there are no present arrangements or understandings with any representatives of the owners of any business regarding the possibility of a merger or acquisition. Because we have not yet sought a candidate for a business combination, there is a limited basis on which you can evaluate the prospects for our success.

     18. We lack the diversity that may be needed for success. If we identify a suitable merger or acquisition candidate, we will in all likelihood be required to issue our common stock in an acquisition or merger transaction. Inasmuch as the company's capitalization is limited and the issuance of additional common stock will result in a dilution of interest for present and prospective shareholders, it is unlikely we will be capable of negotiating more than one acquisition or merger. This lack of diversification will prevent us from being able to offset potential losses from one venture against another.

     19. We can't assure you that we won't be subject to regulation as an "Investment Company." Although we will be subject to regulation under the Securities Act of 1933 and the Securities Exchange Act of 1934, we believe we will not be subject to regulation under the Investment Company Act of 1940. The regulations under the Investment Company Act of 1940, which was enacted principally for the purpose of regulating vehicles for pooled investments in securities, extends generally to Companies primarily in the business of investing, reinvesting, owning, holding or trading securities. The Investment Company Act may, however, also be applicable to a company which does not intend to be characterized as an Investment Company but which, nevertheless, engages in activities which may be deemed to be within the definition of the scope of certain provisions of the Investment Company Act.

     We can not assure you that the company will not be deemed to be an Investment Company. The net proceeds may be invested primarily in certificates of deposit, interest bearing savings accounts or government securities. In the event the company is deemed to be an Investment Company, we may be subject to certain restrictions relating to our activities, including restrictions on the nature of our investments and the issuance of securities. We have obtained no formal determination from the Securities and Exchange Commission as to the status of the company under the Investment Company Act of 1940.

     20. We can't assure you a merger would not be taxable. Any acquisition or merger that we enter into will be evaluated for its federal and state tax consequences for us and the "target" company. Presently, a qualified reorganization between business entities will generally not be taxable for the parties to the transaction. While we expect to undertake any merger or acquisition so as to minimize federal and state tax consequences, we cannot assure you that such a transaction will meet the statutory requirements of a reorganization or that the parties will obtain the intended tax-free treatment upon a transfer of stock or assets. A non-qualifying reorganization could result in the imposition of both federal and state taxes which may have a substantial adverse effect on the company.

     21. We have paid no dividends and won't in the near future. We were only recently organized, have no earnings, and have paid no dividends to date. Since we are a blank check company with its only intended business being the search for an appropriate business combination, we do not anticipate having any earnings until a business combination is effected. However, there are no assurances that even upon the consummation of a business combination, we will have earnings or issue dividends. Therefore, we do not expect to pay cash dividends, if at all, until after a business combination is effected.

     22. We have arbitrarily determined the offering price. We arbitrarily determined the initial offering price of $10.00 per share. It bears no relationship whatsoever to the company's assets, earnings, book value or any other objective standard of value. Among the factors we considered in determining the offering price were:

          o    The lack of operating history of the company;

          o    The net proceeds to be raised by the Offering;

          o The amount of capital to be contributed by the public in proportion to the amount of stock to be retained by present stockholders;

          o    The relative requirements of the company;

          o    The current market conditions in the over-the-counter market.

     23. Present management and shareholders have substantial control of the company. After the offering is complete, the present shareholders of the company will own approximately 25% of the company if the maximum number of shares are sold in this offering, and approximately 67% if the minimum number of shares are sold. They would therefore have continuing control of the company, and the ability to elect all of our directors and officers, and control our affairs and operations. Our Certificate of Incorporation does not provide for cumulative voting. There are no arrangements, agreements or understandings between non-management shareholders and management under which non-management shareholders may directly or indirectly participate in or influence the management of the company's affairs or to exercise their voting rights to continue to elect the current directors.

     24. The value of shares you purchase is subject to immediate substantial dilution. Assuming we sell the minimum number of shares offered in this offering, the net tangible book value of the company's common stock will be approximately $3.40 per share, substantially less than the $10.00 per share to be paid by the public investors. Therefore, you will sustain an immediate dilution of approximately $6.60 per share in the book value of your holdings. Assuming we sell the maximum number of shares offered in this offering, the net tangible book value of the company's common stock will be approximately $7.52 per share, substantially less than the $10.00 per share to be paid by the public investors. Therefore, you will sustain an immediate dilution of approximately $2.48 per share in the book value of your holdings.

     25. Insiders could purchase shares. Our officers, directors, current shareholders and any of their affiliates or associates may purchase shares offered in this offering. Any shares they purchase will be acquired for investment purposes and not with a view towards distribution.

     26. Shares in this offering may be made available to residents of any U.S. state . We will use our best efforts to ensure that sales of shares will only occur in those states in which such sales would not be a violation of any states laws.

     27. There are risks associated with a leveraged transaction. We are not prohibited from consummating a business combination through a leveraged transaction. However, such a transaction could result in our assets being mortgaged and possibly foreclosed. The use of leverage to consummate a business combination may reduce our ability to incur additional debt, make other acquisitions or declare dividends. Such leverage may also subject the company's operations to strict financial controls and significant interest expense.

     28. Laws regulating low-priced stocks may affect your ability to sell your shares. Transactions in "penny stocks" are regulated by certain rules adopted by the Securities and Exchange Commission. With some exceptions, penny stocks generally are equity securities with a price of less than $5.00. Under the penny stock rules, a broker-dealer planning a transaction in a penny stock must provide the customer with extensive disclosure documents. These disclosure requirements may reduce the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. If the our common stock becomes subject to the penny stock rules, you may find it more difficult to sell your shares.

                                    DILUTION

     The net tangible book value of the company as of October 31, 2000 was $0.10 per share. Net tangible book value is the net tangible assets of the company (generally, total assets less total liabilities). The public offering price per share is $10.00. The pro forma net tangible book value per share after the offering will be $3.40, if the minimum number of shares are sold. Assuming that the minimum number of shares are sold, the shares purchased by investors in this offering will be diluted $6.60. Assuming the maximum number of shares are sold, the shares purchased by investors in this offering will be diluted $2.48. As of October 31, 2000, there were 100,000 shares of the Company's Common Stock outstanding. Dilution represents the difference between the public offering price and the pro forma net tangible book value per share immediately after the completion of the public offering. The following table illustrates this per share dilution to be experienced by investors in the offering:

                                                                If Minimum       If Maximum
                                                              #Shares Sold     #Shares Sold
                                                              ------------     ------------
Public offering price per share                                     $10.00           $10.00
Net tangible book value per share before Offering                   $ 0.10           $ 0.10
Pro forma net tangible book value per share after Offering          $ 3.40           $ 7.52
Increase per share attributable to shares offered hereby            $ 3.30           $ 7.42
Dilution to public investors                                        $ 6.60           $ 2.48


# shares before offering                Money received for shares               Net tangible book value per
------------------------                -------------------------               ---------------------------
                                        before offering                         share before offering
                                        ---------------                         ---------------------
100,000                                 $11,000                                 $0.10

Total # of Shares After                 Total Amount of Money                   Pro Forma Net Tangible
-----------------------                 ---------------------                   ----------------------
Offering                                Received For Shares                     Book Value Per Share After
--------                                -------------------                     --------------------------
                                                                                Offering
                                                                                --------
Min. 150,000                            Min. $511,000                           Min. $3.40
Max. 400,000                            Max. $3,011,000                         Max. $7.52

Pro Forma Net Tangible                  Net Tangible Book Value per             Increase Per Share Attributed
----------------------                  ---------------------------             -----------------------------
Book Value Per Share After              Share Before Offering                   To Shares Offered
--------------------------              ---------------------                   -----------------
Offering                                                                        Hereby
--------                                                                        ------
Min. $3.40                              $.10                                    Min. $3.30
Max. $7.52                              $.10                                    Max. $7.42

Public Offering Price Per               Pro Forma Net Tangible                  Dilution to Public Investors
-------------------------               ----------------------                  ----------------------------
Share                                   Book Value Per Share After
-----                                   --------------------------
                                        Offering
                                        --------
$10.00                                  Min. $3.40                              Min. $6.60
                                        Max. $7.52                              Max. $2.48


     As of the date of this prospectus, the following table sets forth the percentage of equity to be purchased by public investors in this offering compared to the percentage of equity to be owned by the present stockholders, and the comparative amounts paid for the shares by the public investors as compared to the total consideration paid by the present stockholders of the company.

Stockholders                 Shares          Approx. % Total    Total             Approx. % Total
                             Purchased       Shares             Consideration     Consideration
                                             Outstanding

New Investors if             50,000          33.33%             $500,000          97.8%
Min. # Shares Sold

New Investors if             300,000         75%                $3,000,000        99.6%
Max. # Shares Sold

Existing
Stockholders                 100,000         66.67%             $11,000           2.2%
if Min. # Shares Sold

Existing
Stockholders                 100,000         25%                $11,000           0.4%
if Max. # Shares Sold

                                 USE OF PROCEEDS

     The gross proceeds of this offering will be $500,000, if the minimum number of shares are sold and $3,000,000 if the maximum number of shares are sold. Pursuant to Rule 419 under the Securities Act, after all of the shares are sold, 10% of the deposited funds may be released from escrow to the company. We intend to request release of this 10%. If we do not request release of these funds, we will receive these funds in the event a business combination is consummated in accordance with Rule 419. After we complete a business combination and after the shareholders reconfirm their investment in our common stock, $450,000 (if the minimum number of shares are sold) or $2,700,000 (if the maximum number of shares are sold) (plus any dividends received, but less any portion disbursed to the company and less any amount returned to investors who did not reconfirm their investment) will be released to the company.

                                            Approximate         Percentage
                                            Amount              Total

Maximum escrowed funds pending
business combination                        $2,700,000          90%

Minimum escrowed funds
pending business combination                $450,000            90%

(1) The company expects to request release of 10% of the deposited funds ($300,000 if the maximum number os shares are sold in this offering, and $50,000 of the minimum number os shares is sold) pursuant to Rule 419.

     We will not incur any expenses in connection with the issuance and distribution of the securities. The expenses of the offering will be borne by our principal shareholder.

     We do not intend to advertise or promote the company. Instead, our management will actively search for potential target businesses. If we decide to advertise (in the form of an ad in a legal publication) to attract a target business, the cost of that advertising will be assumed by management.

     Once we enter into a merger or acquisition, we anticipate that there will be a change in the management. New management may decide to change the policies regarding use of proceeds of this offering. The company's present management anticipates that those proceeds will be used by the post-merger management at its sole discretion. No compensation will be paid or due or owing to any officer or director until after we complete a merger or acquisition. We are not presently considering any outside individual for a consulting position; however, we cannot rule out the need for outside consultants in the future. No decisions have been made as to payment of these consultants.

     Present management of the company will not make any loans of the funds that will be available from the escrowed funds of this offering, nor will we borrow funds and use either our working capital or the escrowed funds as security. Once the escrowed funds are released from escrow, management may loan the proceeds or borrow funds and use the proceeds as security.

     The proceeds received in this offering will be put into the escrow account pending consummation of a business combination and reconfirmation by investors. The funds will be placed in an interest bearing account by Whiteman Osterman & Hanna.

                                 CAPITALIZATION


     The following table sets forth the capitalization of the company as of October 31, 2000, and as adjusted to give effect to the sale of all of the Shares offered by the company.


                                              Actual        Pro-Forma As       Pro-Forma as
                                                            Adjusted After     Adjusted After
                                                            Minimum            Maximum Shares
                                                            Shares Sold        Sold
Long-term debt                                $  0          $  0               $ 0

Stockholders' equity: Common stock,           $100          $150               $400
$.001 par value; authorized 10,000,000
shares, issued and outstanding 100,000
shares and min. 150,000/ max. 400,000
shares, pro-forma as adjusted

Additional paid-in capital                    $10,900       $510,850           $3,010,600

Deficit accumulated during the                ($1,000)      ($1,000)           ($1,000)
development period

Stockholders' equity, net                     $10,000       $510,000           $3,010,000

Total capitalization                          $10,000       $510,000           $3,010,000


                                PROPOSED BUSINESS

History and Organization

     Darby Acquisition Corporation was organized under the laws of the State of Delaware on October 17, 2000. Since inception, our primary activity has been directed to organizational efforts and obtaining initial financing. The company was formed as a vehicle to pursue a business combination. We have not engaged in any preliminary efforts to identify possible merger or acquisition candidates and have neither conducted negotiations concerning, nor entered into a letter of intent concerning any such transaction.

     Our initial public offering will comprise 300,000 shares of common stock at a purchase price of $10.00 per share.

     We are filing this registration statement in order to effect a public offering for our securities.

Plan of Operation

     The company was organized to seek, investigate and, if such investigation warrants, engage in business combinations presented to it by persons or firms who desire to employ the company's funds in their business or to seek the perceived advantages of a publicly-held corporation. Our principal business objective will be to seek long-term growth potential in a business combination venture rather than to seek immediate, short-term earnings. We will not restrict our search for merger or acquisition candidates to any specific business, industry or geographical location.

     None of the company's officers, directors, promoters, their affiliates or associates have had any preliminary contact or discussions with any representatives of the owners of any business or company regarding the possibility of an acquisition or merger transaction contemplated in the prospectus. Further, there are no present plans, proposals, arrangements or understandings with any such person regarding an acquisition or merger.

     We do not currently engage in any business activities which provide any cash flow. The costs of identifying, investigating, and analyzing business combinations will be paid with money in the our treasury. You and other shareholders will most likely not have the opportunity to participate in any of these decisions. Our proposed business is sometimes referred to as a "blank check" company because investors will entrust their investment monies to our management before they have a chance to analyze any ultimate use to which their money may be put. Although substantially all of the proceeds of this offering are intended to be used generally to effect a business combination, the proceeds are not otherwise being designated for any specific purposes. Under to Rule 419, you will have an opportunity to evaluate the specific merits or risks of only the merger or acquisition that management decides to enter into. Cost overruns will be borne equally by all current shareholders of the company.

     We may seek a business combination with firms which:

     o    have recently commenced operations;

     o are developing companies in need of additional funds for expansion into new products or markets;

     o    are seeking to develop a new product or service; or

     o are established businesses which may be experiencing financial or operating difficulties and are in need of additional capital.

     A business combination may involve the acquisition of, or merger with, a company which does not need substantial additional capital but which wants to establish a public trading market for its shares. Such a company may choose this transaction to avoid what it may deem to be adverse consequences of undertaking a public offering itself, such as time delays, significant expense, loss of voting control and compliance with various federal and state securities laws.

     We will not acquire or merge with another company unless the fair market value of that company represents 80% of the maximum offering proceeds. To determine the fair market value of a target business, our management will examine the audited financial statements of any candidate, focusing their attention on the potential target business's assets, liabilities, sales and net worth. In addition, management will participate in a personal inspection of any potential target business. If we determine that the financial statements of a proposed target business do not clearly indicate that the fair market value represents at least 80% of the offering proceeds, we will obtain an opinion from an investment banking firm with respect to the satisfaction of that criteria.

     Based upon management's experience with and knowledge of blank check companies, the probable desire on the part of the owners of target businesses to assume voting control over the company will almost assure that we will combine with just one target business. Management also anticipates that after the combination, control of the company will change and will most likely result in the resignation or removal of our present officers and directors.

     The company's officers and directors have had no preliminary contact or discussions with any representative of any other entity regarding a business combination. Any candidate that is selected may be a financially unstable company or an entity in its early stage of development or growth (including entities without established records of sales or earnings). The company will become subjected to numerous risks inherent in the business and operations of financially unstable and early stage or potential emerging growth companies. In addition, we may combine with an entity in an industry characterized by a high level of risk, and although management will endeavor to evaluate the risks inherent in a particular industry or target business, we cannot assure you that we will properly ascertain or assess all significant risks.

     We anticipate that we will be able to effect only one business combination, due primarily to our limited financing, and the dilution of interest for our present and prospective shareholders, which is likely to result from a merger or acquisition. This lack of diversification should be considered a substantial risk in investing in the company because it will not permit the company to offset potential losses from one venture against gains from another.

     We anticipate that the selection of an acquisition or merger target will be complex and extremely risky. Because of general economic conditions, rapid technological advances being made in some industries, and shortages of available capital, management believes that there are numerous firms seeking even the limited additional capital which we will have and/or the benefits of a publicly traded corporation. The perceived benefits of a publicly traded corporation may include:

facilitating or improving the terms on which additional equity financing may be sought;


     o    providing liquidity for the principals of a business;

     o creating a means for providing incentive stock options or similar benefits to key employees;

     o providing liquidity (subject to restrictions of applicable statutes) for all shareholders, among other factors.

Potentially available business combinations may occur in many different industries and at various stages of development, all of which will make comparing, investigating and analyzing such business opportunities extremely difficult and complex.

Evaluation of Business Combinations

     Our officers and directors, who are not professional business analysts, will oversee the analysis of business combinations. They intend to concentrate on identifying preliminary prospective business combinations through present associations. In analyzing prospective business combinations, they will consider the following factors:

     o    the available technical, financial, and managerial resources;

     o    working capital and other financial requirements;

     o    history of operation, if any;

     o    prospects for the future;

     o    nature of present and expected competition;

     o the quality and experience of management services which may be available and the depth of that management;

     o    the potential for further research, development, or exploration;

     o specific risk factors not now foreseeable but which then may be anticipated to impact the proposed activities of the company;

     o    the potential for growth or expansion;

     o    the potential for profit;

     o the perceived public recognition or acceptance or products, services, or trades;

     o    name identification

     As part of their investigation, the officers and directors of the company will meet personally with management and key personnel of the firm sponsoring the business opportunity as part of his investigation. To the extent possible, we intend to utilize written reports and personal investigation to evaluate the above factors.

     Since the company will be subject to Section 13 or 15 (d) of the Securities Exchange Act of 1934, we will have to furnish certain information about significant acquisitions, including audited financial statements for the company(s) acquired, covering one, two or three years depending upon the relative size of the acquisition. Consequently, acquisition prospects that do not have or are unable to obtain the required audited statements may not be appropriate for acquisition so long as these reporting requirements are applicable. In the event our obligation to file periodic reports is suspended under Section 15(d), we intend to voluntarily file such reports.

     We anticipate that any business combination will present certain risks. Many of these risks cannot be adequately identified prior to selection. Therefore, you must depend on the ability of management to identify and evaluate such risks. In the case of some of the potential merger or acquisition targets available to the company, we anticipate that the promoters of those businesses have been unable to develop a going concern or that the business is in its development stage, which means that it has not generated significant revenues from its principal business activity. There is a risk, even after we merge with or acquire such a business, that the combined enterprises will still be unable to become a going concern or advance beyond the development stage. Many of the combinations may involve new and untested products, processes, or market strategies which may not succeed. Such risks will be assumed by the company and, therefore, its shareholders.

Business Combinations

     In implementing a structure for a particular business acquisition, we may become a party to a merger, consolidation, reorganization, joint venture, or licensing agreement with another corporation or entity. We may also purchase stock or assets of an existing business.

     Any merger or acquisition that we plan could significantly dilute the percentage of shares held by the company's then-shareholders, including those who purchase in this offering. When we combine with a target business, the target business will have significantly more assets than we do. Therefore, management plans to offer a controlling interest in the company to the target business. In order to limit taxes on the transaction, the owners of the target business may have to own 80% or more of the voting stock of the surviving entity. In that event, the shareholders of our company, including investors in this offering, would retain less than 20% of the issued and outstanding shares of the surviving entity, which would mean significant dilution in the equity of those shareholders. Management of the company may choose this type of transaction. In addition, the company's directors and officers may, as part of the terms of the acquisition transaction, resign those positions. (See "High Risk Factors" and "Dilution").

     Any securities issued in any such transaction would be issued in reliance on exemptions from registration under applicable federal and state securities laws. In some circumstances, however, as a negotiated element of this transaction, the company may agree to register such securities either at the time the transaction is consummated, under certain conditions, or at specified times thereafter. The issuance of substantial additional securities and their potential sale into any trading market which may develop in our common stock may have a depressive effect on such market.

     As a part of the company's investigation of possible business combination candidates, the company's officers and directors will meet personally with management and key personnel, visit and inspect material facilities, obtain independent analysis or verification of certain information provided, check references of management and key personnel, and take other reasonable investigative measures, to the extent of our limited financial resources and management expertise.

     The manner of the business combination will depend on the nature of the target business, the respective needs and desires of the company and other parties, the management of the target business, and the relative negotiating strength of the company.

     If we enter negotiations with a possible merger candidate at any time prior to the completion of this offering, and such a transaction becomes probable, then this offering will be suspended so that we can file an amendment which will include financial statements of the proposed target.

     We will not purchase the assets of any company which is beneficially owned by any of our officers, directors, promoters or affiliates or associates. Furthermore, we intend to adopt a procedure whereby a special meeting of our shareholders will be called to vote upon a business combination with an affiliated entity. Shareholders who also hold securities of that affiliated entity will be required to vote their shares of the Company's stock in same proportion as our publicly held shares are voted. Our officers and directors have not approached and have not been approached by any person or entity with regard to any proposed business ventures with respect to the company. We will evaluate all possible business combinations brought to our attention. If any of our promoters, management, or their affiliates or associates bring a business combination proposal to us, we will disclose this fact in the post-effective amendment, thereby allowing the public investors the opportunity to fully evaluate the business combination.

     We have adopted a policy that we will not pay a finder's fee to any member of management for locating a merger or acquisition candidate. No member of management intends to or may seek and negotiate for the payment of finder's fees. If there is a finder's fee, it will be paid at the direction of the successor management after a change in management control resulting from a business combination. Our policy regarding finder's fees is based on an oral agreement among management. Management is unaware of any circumstances under which such policy through their own initiative may be changed.

     We will remain an insignificant player among the firms which engage in business combinations. There are many established venture capital and financial concerns which have significantly greater financial and personnel resources and technical expertise than we do. In view of our combined limited financial resources and limited management availability, we will continue to be at a significant competitive disadvantage compared to our competitors. Also, we will be competing with a large number of other small, blank check public companies located throughout the United States.

     We do not intend to advertise or promote the Company. Instead, our management will actively search for potential target businesses. In the event management decides to advertise (in the form of an ad in a legal publication) to attract a target business, the cost of such advertising will be assumed by management.

Regulation

     The Investment Company Act defines an "investment company" as an issuer which is or holds itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. While we do not intend to engage in such activities, we could become subject to regulations under the Investment Company Act if we obtain or continue to hold a minority interest in a number of enterprises. It would be expensive for us to register under and comply with the

Investment Company Act. Accordingly, management will continue to review our activities from time to time to limit the likelihood that we could be classified as an "Investment Company."

Employees

     We currently do not have any employees. The officers and directors of the company are engaged in business activities outside of the company, and thus will only devote time and effort in connection with our business and operations on a part time basis. Upon completion of the public offering, it is anticipated that the officers and directors of the company will devote the time necessary each month to the affairs of the company until a successful business opportunity has been acquired.


Facilities

     We are presently using the office of an affiliated entity, located at 16 Corporate Woods Boulevard, Albany, New York 12211, at no cost to the company. This arrangement is expected to continue after completion of this offering only until a business combination is consummated, although there is currently no such agreement. The company at present owns no equipment, and does not intend to own any upon completion of this offering.

                                   MANAGEMENT


The officers and directors of the company, and further information concerning them, is as follows:

Name                        Age                     Position
----                        ---                     --------

Roger D. Shearer            53             President, Treasurer, Director

Laurance C. Monks           37             Vice President, Secretary, Director

Biographies

Roger D. Shearer is a director of the Company, and its President and Treasurer and co-founder, with Laurance C. Monks. Mr. Shearer received his education at the State University of New York, Albany, New York. Mr. Shearer has extensive experience in market research, technology commercialization and business development.

Laurance C. Monks, J.D., CPA, is a director of the Company and its Vice President and Secretary and a co-founder with Roger D. Shearer. Mr. Monks received his B.B.A. from Siena College and his J.D. from William & Mary. In addition to being licensed to practice law in the State of New York he is also a Certified Public Accountant and has extensive professional experience in business development.

Executive Compensation

     The payment of the directors' compensation by the target company, and the repayment of loans or advances to the officers and directors by the target company will not be a criteria in considering any merger or acquisition candidate.

Other Blank Check Companies

     Competing searches for combination candidates among blank check affiliates may present conflicts of interest. Management intends to present each business combination candidate to the shareholders for their approval. There are currently no other blank check affiliates of the company seeking combination candidates. The company's offering and other contemplated offerings (if any) by other blank check companies do not constitute a single plan of financing.

     We may not acquire, be acquired by or merge with any affiliated blank check companies or join with such companies in acquiring a business.

Conflicts of Interest

     Our officers and directors are not currently affiliated or associated with any blank check company. They do not currently intend to promote blank check entities other than the company. However, they may become involved with the promotion of other blank check companies in the future. A potential conflict of interest may occur in the event of such involvement. Management intends to present each business combination candidate to the shareholders for their approval.

Remuneration

     The company's officers and directors have not received any cash remuneration since the company's inception, and they are not to receive or accrue any remuneration or reimbursements of expenses from the company once this offering is completed. No remuneration of any nature has been paid for or on account of services rendered by any director in such capacity.

     The legal fee to be paid to Whiteman Osterman & Hanna, counsel for the corporation, is fifteen thousand dollars ($15,000.00). This fee, which has not been paid prior to this offering and is contingent on the company successfully completing a business combination, will be paid by the issuer's sole stockholder.

Management Involvement

     The company has conducted no business as of yet, and aside from the search for shareholders associated with the company's formation, management has done no work with or for the company. Management will speak to business associates and acquaintances and will search the New York Times, the Wall Street Journal and other business publications for merger or acquisition candidates. After the closing of this offering, management intends to search for, consider and negotiate with a target business.

Management Control

     Management may not divest themselves of ownership and control of the company prior to the consummation of an acquisition or merger transaction. Management is not aware of any circumstances under which this policy, through their own initiative, may be changed.


                         STATEMENT AS TO INDEMNIFICATION


     Section 145 of the Delaware General Corporation Law provides for indemnification of the officers, directors, employees and agents of registrants by the company. Complete disclosure of this statute is provided in Part II of this prospectus. This information can be examined as described in "Further Information."

     Paragraph Seventh of the Certificate of Incorporation of the Darby Acquisition Corporation provides as follows:

     The corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against the public policy as expressed in the Securities Act and is therefore, unenforceable.

                      MARKET FOR THE COMPANY'S COMMON STOCK

     Prior to the date of this prospectus, there has been no trading market for our common stock. Pursuant to the requirements of Rule 15g-8 of the Exchange Act, a trading market will not develop prior to or after the effectiveness of this prospectus or while the common stock under this offering is maintained in escrow. The common stock issued in this offering will remain in escrow until we enter into a business combination. Current shareholders will own a minimum of 25% of the outstanding shares upon completion of the offering if the maximum number of shares are sold in the offering, and 66.67% if the minimum number of shares are sold in the offering. As a result, we cannot assure you that an active public trading market, as that term is commonly understood, will develop for the shares. We cannot assure you that a trading market will develop after we complete a merger or acquisition and the shares purchased in this offering are released from escrow. We have not worked toward retaining or encouraging any broker dealer to act as a market maker for our common stock, and we do anticipate doing so prior to the execution of an acquisition agreement.

     When we do enter discussion with a prospective market maker for our stock, we expect that they will ultimately be initiated by the party or parties that control the entity that we merge with or acquire. Those parties may use consultants or advisors to obtain a market maker, but we have no intention of doing so at the present time. Our officers and directors and controlling shareholders have not in the past used particular consultants or advisers, and the company has no set criteria to use in its possible evaluation of any consultants or advisers.

                       PRINCIPAL AND SELLING STOCKHOLDERS

     The following table sets forth certain information regarding the beneficial ownership of our common stock as of the date of this prospectus. It is adjusted to reflect the sale of the shares offered in this prospectus, by:

o each person who is known by the company to own beneficially more than 5% of the company's outstanding common stock;

o    each of the company's officers and directors; and

o    all directors and officers of the company as a group.

Name/Address                   Common Shares                Number of       Common Shares
Beneficial                     Beneficially Owned           Shares to be    Beneficially Owned
Owner                          Before Offering              Sold in         After Offering**
------                         ---------------              Offering        ----------------
                                    No.            %        --------        %
                                    ---            -                        -
Priority AccessNetworks, Inc.
16 Corporate Woods Blvd.            100,000*       100*     NONE            66.67% / 25%
Albany, New York 12211

Laurence C. Monks                   100,000*       100*     NONE            66.67% / 25.5%
16 Corporate Woods Blvd.
Albany, NY 12211

Roger D. Shearer                    100,000*       100*     NONE            66.67% / 25%
16 Corporate Woods Blvd.
Albany, NY 12211

Total Officers and
Directors (2 Persons)               100,000        100      NONE            66.67% / 25%

Total (3 Persons)                   100,000        100      NONE            66.67% / 25%

* The table lists different beneficial owners of the same 100,000 shares. Mr. Monks and Mr. Shearer, who are directors of Darby Acquisition Corporation, are the principal shareholders of Spectrum Capital, LLC. Spectrum Capital owns 88% of the outstanding stock of PriorityAccess Networks, Inc., which owns 100,000 shares of our common stock.

** These numbers represent the maximum and minimum percentage of our shares that the principal stockholders may own after this offering, depending upon the number of shares sold in the offering.

The principal stockholders may be deemed "promoters" of the company, as that term is defined under the Securities Act of 1933, as amended.

                            DESCRIPTION OF SECURITIES

Common Stock

     We are authorized to issue 10,000,000 shares of common stock, $.001 par value per share. 100,000 shares were issued and outstanding as of the date of this prospectus. Each outstanding share of common stock is entitled to one vote, either in person or by proxy, on all matters that may be voted upon at meetings of the stockholders.

     Stockholders of common stock have the following rights or limitations on their rights:

o They have equal ratable rights to dividends from legally available funds when and if the board of directors declares dividends of the company;

o They are entitled to share ratably in all of the assets of the company available for distribution to holders of common stock;

o In the event of liquidation, dissolution or winding up of the affairs of the company, they do not have preemptive, subscription or conversion rights, or redemption or sinking fund provisions applicable to those rights; and

o They are entitled to one non-cumulative vote per share on all matters on which stockholders may vote at all meetings of stockholders.

     All shares of common stock which are the subject of this offering, when issued, will be fully paid for and non-assessable, and will have no personal liability attaching to the ownership of them. Our stockholders do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares voting for the election of directors can elect all of the directors of the company if they so choose. In that event, the holders of the remaining shares will not be able to elect any of the company's directors. At the completion of this offering, the present officers and directors and shareholders will beneficially own at least 25% of the outstanding shares, and could own up to 67% if the minimum number of shares is sold in this offering. Therefore, they will be in a position to control all of the affairs of the company.

Future Financing

     If the proceeds of this offering are not sufficient to fund the company's search for a merger or acquisition candidate, we may seek additional financing. At this time, we believe that the proceeds of this offering will be sufficient and so we do not expect to issue any additional securities before we complete a business combination. However, we may issue additional securities, incur debt or secure other types of financing. We have not entered into any agreements, plans or proposals for financing through the issuance of additional securities and we have no plans to do so. We will not use the escrowed funds as collateral or security for or to pay back, any loan or debt that we incur.

If we do require additional financing, there is no guarantee that financing will be available, or if it is available, that it will be on terms that are acceptable to us.

Reports to Stockholders

     We intend to furnish our stockholders with annual reports containing audited financial statements as soon as practicable at the end of each fiscal year.

Dividends

     We were only recently organized, have no earnings, and have paid no dividends to date. Since we were formed as a blank check company with our only intended business being the search for an appropriate business combination, we do not anticipate having any earnings until a business combination is reconfirmed by the stockholders. However, we cannot assure you that after we complete a business combination, we will have earnings or issue dividends. Therefore, we do not expect to pay that cash dividends to stockholders until after a business combination is reconfirmed.

Transfer Agent

     The company will act as its own transfer agent.

                              PLAN OF DISTRIBUTION

     Darby Acquisition Corporation is offering the right to subscribe for 300,000 shares at $10.00 per share. We propose to offer the shares directly on a minimum-maximum basis with a minimum of 50,000 shares. The minimum purchase will be 250 shares. We will pay no compensation to any person in connection with the offer and sale of the shares. Our officers and directors will distribute prospectuses related to this offering. Although the officers and directors are each an "associated person" of the company as that term is defined in Rule 3a4-1 under the Securities Exchange Act of 1934, they are deemed not to be brokers for the following reasons:

(1) They are not subject to a statutory disqualification as that term is defined in Section 3(a)(39) of the Exchange Act at the time they participate in the sale of our securities;

(2) They will not be compensated for assisting in the sale of our securities with commissions or other remuneration based either directly or indirectly on transactions in securities;

(3) They are not an associated person of a broker or dealer at the time they participate in the sale of our securities; and

(4)  They will restrict their participation to the following activities:

          (a)  preparing   any  written   communication   or   delivering   such
     communication through the mail or other means that do not involve oral solicitation of a potential purchaser;

          (b) responding to inquiries of potential purchasers made in communications that they initiate; provided however, that the content of their responses are limited to information contained in a registration statement filed under the Securities Act of 1933 or other offering document; and

          (c) performing ministerial and clerical work involved in effecting any transaction.

     As of the date of this prospectus, we have not retained a broker in connection with the sale of securities in this offering. In the event we retain a broker who may be deemed an underwriter, we will file an amendment to our registration statement with the Securities and Exchange Commission.

     Neither we nor anyone acting on our behalf, including the company's shareholders, officers, directors, promoters, affiliates or associates will approach a market maker or take any steps to request or encourage a market in these securities either prior or subsequent to an acquisition of any business opportunity. Neither we nor anyone acting on our behalf has had preliminary discussions or understandings with any market maker regarding the participation of any such market maker in the future trading market for the company's securities. We do not have any plans to engage in such discussions, and we do not intend to use consultants to obtain market makers. No member of management, promoter or anyone acting at their direction will recommend, encourage or advise investors to open brokerage accounts with any broker-dealer who is obtained to make a market in our shares subsequent to the acquisition of any business opportunity. Our investors will make their own decisions regarding whether to hold or sell their shares. We will not exercise any influence over such decisions.

Method of Subscribing

     You may subscribe by filling in and signing a subscription agreement and delivering it to us before the expiration date. The subscription price of $10.00 per share must be paid in cash or by check, bank draft or postal express money order payable in United States dollars to the order of "Whiteman Osterman & Hanna as Escrow Agent for Darby Acquisition Corporation."

     The company's principals and any of its affiliates or associates may purchase a portion of the shares offered in this offering. The aggregate number of shares which may be purchased by such persons shall not exceed 20% of the number of shares sold in this offering. Shares purchased by the company's officers, directors and principal shareholders will be acquired for investment purposes and not with a view towards distribution.

                                 EXPIRATION DATE

     This offering will expire 180 days from the date of this prospectus.

                                   LITIGATION

     We are not presently a party to any litigation, nor to the knowledge of management is any litigation threatened against us which may materially affect the company.

                                 LEGAL OPINIONS

     Whiteman Osterman & Hanna, One Commerce Plaza, Albany, New York 12260, our special counsel, has rendered an opinion that the shares are validly issued and non-assessable.

                                     EXPERTS

     Our financial statements for the period from inception (October 17, 2000) through October 31, 2000, appearing in this prospectus and registration statement, have been audited by Kaufman, Rossin & Co., independent auditors, as set forth in their report appearing elsewhere herein, and are included in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

                               FURTHER INFORMATION

     We have filed with the Securities and Exchange Commission, a registration statement on Form SB-2 with respect to the securities offered by this prospectus. This prospectus omits certain information contained in the registration statement as permitted by the rules and regulations of the SEC. Reports and other information that we file may be inspected and copied at the public reference facilities of the SEC in Washington, D.C. Copies can be obtained from the Public Reference Section of the Commission, Washington, D.C. 20549 at a prescribed rate or at the Commission's web site, www.sec.gov. Statements contained in this prospectus as to the contents of any contract or other document referred to are not complete and where such contract or other document is an exhibit to the registration statement, each such statement is deemed qualified and amplified in all respects by the provisions of the exhibit.

                              FINANCIAL STATEMENTS


                          DARBY ACQUISITION CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                              FINANCIAL STATEMENTS
                          FOR THE PERIOD FROM INCEPTION
                           (OCTOBER 17, 2000) THROUGH
                                OCTOBER 31, 2000


C O N T E N T S
                                                                        Page
--------------------------------------------------------------------------------
INDEPENDENT AUDITORS' REPORT                                             33

FINANCIAL STATEMENTS

         Balance Sheet                                                   34

         Statement of Operations                                         34

         Statement of Stockholder's Equity                               35

         Statement of Cash Flows                                         36

         Notes to Financial Statements                                   37

INDEPENDENT AUDITORS' REPORT
--------------------------------------------------------------------------------

To the Stockholder
Darby Acquisition Corporation


We have audited the accompanying balance sheet of Darby Acquisition Corporation (a Development Stage Company) as of October 31, 2000, and the related statements of operations, stockholder's equity and cash flows for the period from inception (October 17, 2000) through October 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Darby Acquisition Corporation as of October 31, 2000, and the results of its operations, and its cash flows for the period from inception (October 17, 2000) through October 31, 2000, in conformity with generally accepted accounting principles.


                                                        KAUFMAN, ROSSIN & CO.

Miami, Florida
November 16, 2000

                          DARBY ACQUISITION CORPORATION
                          -----------------------------
                          (A Development Stage Company)

                      BALANCE SHEET AS OF OCTOBER 31, 2000


ASSETS
================================================================================

     Cash...............................................................$ 10,000
================================================================================

STOCKHOLDER'S EQUITY ...................................................$ 10,000
================================================================================

                             See Accompanying Notes

                          DARBY ACQUISITION CORPORATION
                          -----------------------------
                          (A Development Stage Company)

                             STATEMENT OF OPERATIONS
        PERIOD FROM INCEPTION (OCTOBER 17, 2000) THROUGH OCTOBER 31, 2000


EXPENSES
     Organizational Costs .............................................. $1,000
--------------------------------------------------------------------------------

NET LOSS ...............................................................($1,000)
================================================================================

NET LOSS PER SHARE ..................................................... ($0.01)
================================================================================

WEIGHTED AVERAGE NUMBER OF
COMMON SHARES OUTSTANDING  .............................................100,000
--------------------------------------------------------------------------------

                             See Accompanying Notes

                          DARBY ACQUISITION CORPORATION
                          -----------------------------
                          (A Development Stage Company)

                        STATEMENT OF STOCKHOLDER'S EQUITY
        PERIOD FROM INCEPTION (OCTOBER 17, 2000) THROUGH OCTOBER 31, 2000


                         Common Stock, $.001 par
                         value; shares authorized,
                         10,000,000; issued and
                         outstanding, 100,000
                         =========================

                                                                   Deficit
                                                                 Accumulated
                                                    Additional   During the
                                                     Paid In     Development
Transaction            Shares       Par Value        Capital        Stage          Total
-----------            ------       ---------        -------        -----          -----
Issuance of            100,000       $    100       $  9,900       $    -0-      $ 10,000
Stock For Cash
10/17/00

Capital                    -0-       $    -0-       $  1,000       $    -0-      $  1,000
Contributions
10/31/00

Net (Loss)                 -0-       $    -0-       $    -0-       ($ 1,000)     ($ 1,000)
10/17/2000 to
10/31/2000
                       -------       --------       --------       --------      --------

Total                  100,000       $    100       $ 10,900       ($ 1,000)     $ 10,000
                       =======       ========       ========       ========      ========

                             See Accompanying Notes

                          DARBY ACQUISITION CORPORATION
                          -----------------------------
                          (A Development Stage Company)

                             STATEMENT OF CASH FLOWS
        PERIOD FROM INCEPTION (OCTOBER 17, 2000) THROUGH OCTOBER 31, 2000


CASH FLOWS FROM OPERATING ACTIVITIES:
     Net (Loss).........................................................($1,000)

CASH FLOWS FROM FINANCING ACTIVITIES:
     Proceeds from the Issuance of Common Stock and Capital
      Contributions.....................................................$11,000
--------------------------------------------------------------------------------

NET INCREASE IN CASH (representing cash balance at October 31, 2000)....$10,000
================================================================================

Supplemental Disclosures:
--------------------------------------------------------------------------------

     Interest Paid........................................................$   0
--------------------------------------------------------------------------------

     Income Taxes Paid....................................................$   0
--------------------------------------------------------------------------------

                             See Accompanying Notes

                          DARBY ACQUISITION CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS

--------------------------------------------------------------------------------
NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
--------------------------------------------------------------------------------

     Organization and Business Activity

     Darby Acquisition Corporation (the Company) was incorporated in October 2000, under the laws of the State of Delaware. The Company's business activities to date have primarily consisted of organizing and capitalizing the Company and preparing to file a registration statement and prospectus for its initial public offering.

     The Company was organized for the purpose of creating a corporate vehicle to engage in business combinations.

     The Company is considered to be in the development stage and the accompanying financial statements represent those of a development stage company.

     Use of Estimates

     The preparation of these financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

     Preferred Stock

     The Company has the authority to issue 100,000 shares of preferred stock, par value $0.001 per share, with the preferences, limitations and relative rights determined by the Board of Directors. At October 31, 2000 no preferred stock was issued and outstanding.

     Income Taxes

     The Company accounts for income taxes according to Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes". Under the liability method specified by SFAS No. 109, deferred income taxes are recognized for the future tax consequences of temporary differences between the financial statement carrying amounts and tax bases of assets and liabilities.

     Net Loss Per Share

     The Company applies Statement of Financial Accounting Standards No. 128, "Earnings Per Share" (FAS 128). Net loss per share is computed by dividing net income by the weighted average number of common shares outstanding during the reported period. There were no potentially dilutive securities outstanding during the period.

--------------------------------------------------------------------------------
     NOTE 2. RELATED PARTY TRANSACTIONS
--------------------------------------------------------------------------------

     In addition to the initial capital contribution of $10,000, the Company's sole shareholder has committed to fund all expenses related to the organization of the Company and preparation and filing of the registration statement discussed in Note 1. Expenses incurred during the period from inception (October 17, 2000) through October 31, 2000 were funded with capital contributions which are reflected in the accompanying statement of stockholder's equity.

--------------------------------------------------------------------------------
     NOTE 3. INCOME TAXES
--------------------------------------------------------------------------------

     At October 31, 2000 the Company had a deferred tax asset of approximately $400 which is completely offset by a valuation allowance.

     Deferred tax assets are reduced by a valuation allowance if, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Management's valuation procedures consider projected utilization of deferred tax assets prospectively over the next several years, and continually evaluate new circumstances surrounding the future realization of such assets.

     The income tax benefit differs from the amount computed by applying the federal statutory income tax rate to the loss before income taxes due to a change in the deferred tax asset valuation allowance.

                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 24. Indemnification of Directors and Officers

     The Delaware General Corporation Law, as amended, provides for the indemnification of the company's officers, directors and corporate employees and agents under certain circumstances as follows:

     INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS; INSURANCE. --
(a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe the person's conduct was unlawful.

     (b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such court shall deem proper.

     (c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

     (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

     (f) The indemnification and advancement expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

     (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity or arising out of such person's status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.

     (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) or absorbed in a consolidation of merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation as if its separate existence had continued.

     (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

     (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors, and administrators of such person.

     (k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees).

     Article 8 of the company's By-laws provides for the indemnification of the company's officers, directors, and corporate employees and agents under certain circumstances as follows:

          The corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as amended from time to time, indemnify all persons whom it may indemnify pursuant thereto.

Item 25. Expenses of Issuance and Distribution

     The Registrant will not incur any expenses in connection with the issuance and distribution of the securities being registered. All such expenses will be borne by the Registrant's principal shareholder.

Item 26. Recent sales of unregistered securities.

     During the past year, the registrant has sold securities in the manner set forth below without registration under the Securities Act of 1933. On or about October 17, 2000, the company raised $10,000.00 through the sale of 100,000 shares of common stock at a price of $.10 per share as follows:

Name and Address of               No. of Shares     Date              Amount
Beneficial Owner                  Purchased         Purchased         Paid

PriorityAccess Networks, Inc.     100,000           10/17/ 2000       $10,000
16 Corporate Woods Blvd.
Albany, New York 12211

     The shares listed above were issued as founders' shares in connection with the company's organization. This transaction was not registered under the Securities Act in reliance on the exemption from registration in Section 4(2) of the Act, as a transaction not involving any public offering.

Item 27. Exhibits.

3.1   Certificate of Incorporation.

3.2   By-Laws.

4.1   Specimen Certificate of Common Stock.

4.6   Form of Escrow Agreement.

4.8   Independent Auditors' Report.

5.0   Opinion of Counsel.

24.0  Accountant's Consent to Use Opinion.

24.1  Counsel's Consent to Use Opinion.

Item 28. Undertakings.

     The registrant undertakes:

     (1) To file, during any period in which offers or sales are being made, post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10 (a) (3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the Effective Date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement, including (but not limited to) any addition or deletion of managing underwriter;

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be treated as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) To deposit into the escrow account at the closing, certificates in such denominations and registered in such names as required by the company to permit prompt delivery to each purchaser upon release of such securities from the escrow account in accordance with Rule 419 of Regulation C under the Securities Act. Pursuant to Rule 419, these certificates shall be deposited into an escrow account, not to be released until a business combination is consummated.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to any provisions contained in its Certificate of Incorporation, or by-laws, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Albany, State of New York, on , 2000.


                                            Darby Acquisition Corporation


                                            BY:
                                                ---------------------------
                                                Roger D. Shearer
                                                President

     In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Roger D. Shearer                   Dated:              , 2000